NV INBEV/SA
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004




                                      INBEV

                        PUBLIC LIMITED LIABILITY COMPANY

                                  GRAND'PLACE 1

                                  1000 BRUSSELS

                            VAT NUMBER BE 417.497.106

                  REGISTER OF LEGAL ENTITIES NUMBER 0.417497106








                              CONSOLIDATED ARTICLES

                              AS OF 27 AUGUST 2004













  This English version of the Articles of association of InBev SA/NV is a free translation of the French and Dutch versions thereof. The French and Dutch versions are the official versions. This version is intended for information purposes only and has no legal value.

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004

                              CONSOLIDATED ARTICLES

                              as of 27 August 2004



                                     HISTORY


The company was incorporated with the name "BEMES" by deed executed by and before notary Pierre Braas in Liege on the second of August nineteen hundred and seventy-seven, published in the Annex to the Belgian State Gazette on the twentieth of August nineteen hundred and seventy-seven under number 3385-1.

     The Articles were altered:
     --------------------------

- by deed executed by and before notary PIERRE BRAAS on the thirtieth of September nineteen hundred and seventy-seven, published in the Annex to the Belgian State Gazette on the twenty-seventh of October nineteen hundred and seventy-seven under number 3875-5;

- by deed executed by and before notary ANDRE van der VORST in Ixelles on the twenty-eighth of February nineteen hundred and eighty-six, published in the Annex to the Belgian State Gazette on the twenty-ninth of March nineteen hundred and eighty-six under number 860329-336;

- by deed executed by and before notary CLAUDE HOLLANDERS de OUDERAEN in Leuven on the thirtieth of June nineteen hundred and eighty-seven, followed by a deed executed by and before notary CLAUDE HOLLANDERS de OUDERAEN in Leuven on the fourteenth of July nineteen hundred and eighty-seven, published together in the Annex to the Belgian State Gazette on the twelfth of August nineteen hundred and eighty-seven under number 870812-102;

- by deed executed by and before notary CLAUDE HOLLANDERS de OUDERAEN in Leuven on the first of September nineteen hundred and eighty-seven, published in the Annex to the Belgian State Gazette on the eighth of October nineteen hundred and eighty-seven under number 871008-59, followed by a deed executed by and before notary CLAUDE HOLLANDERS de OUDERAEN in Leuven on the twenty-eighth of September nineteen hundred and eighty-seven, published in the Annex to the Belgian State Gazette on the twenty-fourth of October nineteen hundred and eighty-seven under number 871024-281;

- by deed executed by and before notary CLAUDE HOLLANDERS de OUDERAEN in Leuven on the thirtieth of October nineteen hundred and eighty-seven, published in the Annex to the Belgian State Gazette on the twenty-seventh of November nineteen hundred and eighty-seven under number 871127-89, followed by a deed executed by and before notary CLAUDE HOLLANDERS de OUDERAEN in Leuven on the twenty-third of November nineteen hundred and eighty-seven, published in the Annex to the Belgian State Gazette on the twenty-third of December nineteen hundred and eighty-seven under number 871223-246;

- by deed executed by and before notary CLAUDE HOLLANDERS de OUDERAEN in Leuven on the twenty-first of December nineteen hundred and eighty-seven, followed by a deed executed by and before notary CLAUDE HOLLANDERS de OUDERAEN in Leuven on the sixth of January nineteen hundred and eighty-eight, published in the Annex to the Belgian State Gazette on the second of February nineteen hundred and eighty-eight under number 880202-379;

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


- by deed executed by and before notary CLAUDE HOLLANDERS de OUDERAEN in Leuven on the twenty-third of February nineteen hundred and ninety, followed by a deed executed by and before notary CLAUDE HOLLANDERS de OUDERAEN in Leuven on the sixteenth of March nineteen hundred and ninety, published in the Annex to the Belgian State Gazette on the nineteenth of April nineteen hundred and ninety under number 900419-369;

- by resolution of the Board of Directors of the twenty-fifth of February nineteen hundred and ninety-one, published in the Annex to the Belgian State Gazette on the thirteenth of April nineteen hundred and ninety-one under number 910413-104, the registered office was transferred to its present address;

- by deed executed by and before notary CLAUDE HOLLANDERS de OUDERAEN in Leuven on the fourth of March nineteen hundred and ninety-two, followed by a deed executed by and before notary CLAUDE HOLLANDERS de OUDERAEN in Leuven on the twentieth of March nineteen hundred and ninety-two, published in the Annex to the Belgian State Gazette on the eighteenth of April nineteen hundred and ninety-two under number 920408-146;

- by deed executed by and before notary CLAUDE HOLLANDERS de OUDERAEN in Leuven on the eighteenth of November nineteen hundred and ninety-three, published in the Annex to the Belgian State Gazette on the seventeenth of December nineteen hundred and ninety-three under number 931217-110;

- by deed executed by and before notary CLAUDE HOLLANDERS de OUDERAEN in Leuven on the twentieth of April nineteen hundred and ninety-four, published in the Annex to the Belgian State Gazette on the seventeenth of May nineteen hundred and ninety-four under number 940517-122; followed by a deed executed by and before notary JEAN-PIERRE ROOMAN in Leuven substituting for notary CLAUDE HOLLANDERS de OUDERAEN in Leuven on the fourth of July nineteen hundred and ninety-seven, as indicated hereinafter;

- by deed executed by and before notary CLAUDE HOLLANDERS de OUDERAEN in Leuven on the twenty-seventh of April nineteen hundred and ninety-five, published in the Annex to the Belgian State Gazette on the twentieth of May nineteen hundred and ninety-five under number 950520-427;

- by deed executed by and before notary CLAUDE HOLLANDERS de OUDERAEN in Leuven on the twentieth of May nineteen hundred and ninety-six, published in the Annex to the Belgian State Gazette on the fifteenth of June nineteen hundred and ninety-six under number 960615-313;

- by deed executed by and before notary JEAN-PIERRE ROOMAN substituting for notary DAVID HOLLANDERS de OUDERAEN in Leuven on the fourth of July nineteen hundred and ninety-seven, published in the Annex to the Belgian State Gazette on the ninth of August nineteen hundred and ninety-seven under number 970809-167;

- by deed executed by and before notary DAVID HOLLANDERS de OUDERAEN in Leuven on the twenty-eighth of October nineteen hundred and ninety-seven, published in the Annex to the Belgian State Gazette on the twenty-second of November nineteen hundred and ninety-seven under number 971122-37;

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


- by deed executed by and before notary DAVID HOLLANDERS de OUDERAEN in Leuven on the twenty-second of December nineteen hundred and ninety-seven, published in the Annex to the Belgian State Gazette on the fourteenth of January nineteen hundred and ninety-eight under number 980114-205;

- by deed executed by and before notary DAVID HOLLANDERS de OUDERAEN in Leuven on the twenty-fourth of February nineteen hundred and ninety-eight, published in the Annex to the Belgian State Gazette on the twenty-first of March nineteen hundred and ninety-eight under number 980321-29;

- by deed executed by and before notary DAVID HOLLANDERS de OUDERAEN in Leuven on the twenty-ninth of May nineteen hundred and ninety-eight, published in the Annex to the Belgian State Gazette on the thirtieth of June nineteen hundred and ninety-eight under number 980630-76;

- by deed executed by and before notary DAVID HOLLANDERS de OUDERAEN in Leuven on the thirty-first of August nineteen hundred and ninety-eight, published in the Annex to the Belgian State Gazette on the twenty-second of September nineteen hundred and ninety-eight under number 980922-261;

- by deed executed by and before notary DAVID HOLLANDERS de OUDERAEN in Leuven on the twenty-fourth of November nineteen hundred and ninety-eight, published in the Annex to the Belgian State Gazette on the twenty-second of December nineteen hundred and ninety-eight under number 981222-146;

- by deed executed by and before notary DAVID HOLLANDERS de OUDERAEN in Leuven on the first of March nineteen hundred and ninety-nine, published in the Annex to the Belgian State Gazette on the nineteenth of March nineteen hundred and ninety-nine under number 990319-406;

- by deed executed by and before notary DAVID HOLLANDERS de OUDERAEN in Leuven on the twenty-seventh of May nineteen hundred and ninety-nine, published in the Annex to the Belgian State Gazette on the twenty-second of June nineteen hundred and ninety-nine under number 990622-181;

- by deed executed by and before notary DAVID HOLLANDERS de OUDERAEN in Leuven on the fourth of June nineteen hundred and ninety-nine, published in the Annex to the Belgian State Gazette on the second of July nineteen hundred and ninety-nine, under number 990702-273;

- by deed executed by and before notary DAVID HOLLANDERS de OUDERAEN in Leuven on the twenty-fourth of June nineteen hundred and ninety-nine, published in the Annex to the Belgian State Gazette on the twenty-eighth of July nineteen hundred and ninety-nine under number 990728-473;

- by deed executed by and before notary DAVID HOLLANDERS de OUDERAEN in Leuven on the twenty-ninth of June nineteen hundred and ninety-nine, published in the Annex to the Belgian State Gazette on the twenty-eighth of July nineteen hundred and ninety-nine under number 990728-471;

- by deed executed by and before notary DAVID HOLLANDERS de OUDERAEN in Leuven on the thirtieth of September nineteen hundred and ninety-nine, published in the Annex to the Belgian State Gazette on the twenty-third of October nineteen hundred and ninety-nine under number 991023-148;

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


- by deed executed by and before notary DAVID HOLLANDERS de OUDERAEN in Leuven on the thirtieth of May two thousand, published in the Annex to the Belgian State Gazette on the twenty-seventh of June two thousand under number 20000627-260;

- by deed executed by and before notary DAVID HOLLANDERS de OUDERAEN in Leuven on the sixth of July two thousand, published in the Annex to the Belgian State Gazette on the first of August two thousand under number 20000801-403;

- by a second deed executed by and before notary DAVID HOLLANDERS de OUDERAEN in Leuven on the sixth of July two thousand, published in the Annex to the Belgian State Gazette on the first of August two thousand under number 20000801-406;

- by deed executed by and before notary DAVID HOLLANDERS de OUDERAEN in Leuven on the thirteenth of September two thousand, published in the Annex to the Belgian State Gazette on the fifth of October two thousand under number 20001005-233;

- by deed executed by and before notary ERIC SPRUYT in Brussels on the seventeenth of October two thousand, published in the Annex to the Belgian State Gazette on the twenty-fifth of October two thousand under number 20001025-520;

- by deed executed by and before notary BENEDIKT VAN DER VORST in Brussels on the thirty-first of October two thousand, published in the Annex to the Belgian State Gazette on the fifteenth of November two thousand under number 20001115-429;

- by deed executed by and before notary ERIC SPRUYT in Brussels on the sixth of November two thousand, published in the Annex to the Belgian State Gazette on the fifth of December two thousand under number 20001205-271;

- by deed executed by and before notary ERIC SPRUYT in Brussels on the fifth of December two thousand, published in the Annex to the Belgian State Gazette on the fourth of January two thousand and one under number 20010104-482;

- by deed executed by and before notary ERIC SPRUYT in Brussels on the twelfth of December two thousand, published in the Annex to the Belgian State Gazette on the fourth of January two thousand and one under number 20010104-578;

- by deed executed by and before notary ERIC SPRUYT in Brussels on the twenty-second of December two thousand, published in the Annex to the Belgian State Gazette on the twenty-first of February two thousand and one under number 20010221-183;

- by deed executed by and before notary Eric SPRUYT in Brussels on fifteenth January two thousand and one, published in the Annex to the Belgian State Gazette on the twenty-second of February under number 20010222-345;

- by deed executed by and before notary Eric SPRUYT in Brussels on the third of April two thousand and one, published in the Annex to the Belgian State Gazette on the fifteenth of May under number 20010515-119;

- by deed executed by and before notary Eric SPRUYT in Brussels on the twenty-fourth of April two thousand and one, published in the Annex to the Belgian State Gazette on the thirtieth of May under number 20010530-453;

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


- by deed executed by and before notary Eric SPRUYT in Brussels on the twenty-six of April two thousand and one, published in the Annex to the Belgian State Gazette on the thirtieth of May two under number 20010530-451;

- by deed executed by and before notary Eric SPRUYT in Brussels on the twenty-third of May two thousand and one, published in the Annex to the Belgian State Gazette on the twenty-ninth of June under number 20010629-277;

- by deed executed by and before notary Eric SPRUYT in Brussels on the twenty-eight of June two thousand and one, published in the Annex to the Belgian State Gazette on the twenty-first of July under number 20010721-1214;

- by deed executed by and before notary Eric SPRUYT in Brussels on the thirtieth of July two thousand and one, published in the Annex to the Belgian State Gazette on the twenty-ninth of August under number 20010829-610;

- by deed executed by and before notary Eric SPRUYT in Brussels on the thirtieth of August two thousand and one, published in the Annex to the Belgian State Gazette on the eighth of November two thousand and one under number 20011108-172;

- by deed executed by and before notary Carl OCKERMAN in Brussels on the twenty-eighth of September two thousand and one, published in the Annex to the Belgian State Gazette on the fourteenth of November two thousand and one under number 20011114-297;

- by deed executed by and before notary Eric SPRUYT in Brussels on the thirtieth of October two thousand and one, published in the Annex to the Belgian State Gazette on the nineteenth of December two thousand and one under number 20011219-550;

- by deed executed by and before notary Eric SPRUYT in Brussels on the twenty-ninth of November two thousand and one published in the Annex to the Belgian State Gazette on the seventh of February two thousand and two under number 20020207-509, recording the realisation of a capital increase decided within the framework of the authorised capital;

- by deed executed by and before notary Eric SPRUYT in Brussels on the twenty-ninth of November two thousand and one, published in the Annex to the Belgian State Gazette on the seventh of February two thousand and two under number 20020207-507, recording the realisation of a capital increase further to the exercise of subscription rights;

- by deed executed by and before notary Eric SPRUYT in Brussels on the nineteenth of December thousand and one, published in the Annex to the Belgian State Gazette on the seventh of February two thousand and two under number 20020207-502, recording the realisation of the a capital increase decided within the framework of the authorised capital;

- by deed executed by and before notary Eric SPRUYT in Brussels on the nineteenth of December two thousand and one, published in the Annex to the Belgian State Gazette on the seventh of February two thousand and two under number 20020207-099, recording the realisation of the a capital increase further to the exercise of subscription rights;

- by deed executed by and before notary Eric SPRUYT in Brussels on the twenty-seventh of March two thousand and two, published in the Annex to the Belgian State Gazette on the ninth of May two thousand and two under number 20020509-095, recording the realisation of the a capital increase further to the exercise of subscription rights;

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


- by deed executed by and before notary Eric SPRUYT in Brussels on the thirtieth of April two thousand and two, filed for publication in the Annex to the Belgian State Gazette;

- by deed executed by and before notary Eric SPRUYT in Brussels on the thirteenth of June two thousand and two, filed for publication in the Annex to the Belgian State Gazette;

- by deed executed by and before notary Eric SPRUYT in Brussels on the second of July two thousand and two, published in the Annex to the Belgian State Gazette on the ninth of August two thousand and two under number 20020908-58;

- by deed executed by and before notary Eric SPRUYT in Brussels on the first of October two thousand and two, published in the Annex to the Belgian State Gazette on the fourth of December two thousand and two under number 02145202;

- by deed executed by and before notary Eric SPRUYT in Brussels on the sixth of November two thousand and two, published in the Annex to the Belgian State Gazette on the eleventh of December two thousand and two under number 02147799;

- by deed executed by and before notary Eric SPRUYT in Brussels on the twenty-eighth of November two thousand and two, published in the Annex to the Belgian State Gazette on the third of January two thousand and three under number 03001176;

- by deed executed by and before notary Eric SPRUYT in Brussels on the twenty-ninth of April two thousand and three, published in the Annex to the Belgian State Gazette on the third of June two thousand and three under number 03061386;

- by deed executed by and before notary Eric SPRUYT in Brussels on the sixth of June two thousand and three, published in the Annex to the Belgian State Gazette on the twenty-eighth of July two thousand and three under number 81604;

- by deed executed by and before notary Benedikt VAN DER VORST in Brussels on the twenty-ninth of October two thousand and three, published in the Annex to the Belgian State Gazette on the twenty-first of November two thousand and three under number 03122303;

- by deed executed by and before notary Benedikt VAN DER VORST in Brussels on the twenty-fifth of November two thousand and three, published in the Annex to the Belgian State Gazette on the fifth of January two thousand and four under number 20040105-001172;

- by deed executed by and before notary Benedikt VAN DER VORST in Brussels on the twenty-second of December two thousand and three, published in the Annex to the Belgian State Gazette on the ninth of February two thousand and four under number 20040209-020403;

- by deed executed by and before notary Eric SPRUYT in Brussels on the twenty-eighth of January two thousand and four, published in the Annex to the Belgian State Gazette on the twenty-seventh of February two thousand and four under number 20040227-033964;

- by deed executed by and before notary Eric SPRUYT in Brussels on the twenty-seventh of April two thousand and four, published in the Annex to the Belgian State Gazette on the twenty-seventh of May two thousand and four under number 20040527-077931;

- by deed executed by and before notary Eric SPRUYT in Brussels on the twenty-seventh of April two thousand and four, published in the Annex to the Belgian State Gazette on the twenty-seventh of May two thousand and four under number 20040527-077934;

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


- by deed executed by and before notary Eric SPRUYT in Brussels on the ninth of June two thousand and four, filed for publication in the Annex to the Belgian State Gazette;

- by deed executed by and before notary Daisy DEKEGEL in Brussels on the thirtieth of June two thousand and four, filed for publication in the Annex to the Belgian State Gazette;

- by deed executed by and before notary Eric SPRUYT in Brussels on the twenty-seventh of August two thousand and four (comprising the latest modifications to the Articles, which include, inter alia, the modification of the name of the company into the current name), which will be filed shortly for publication in the Annex to the Belgian State Gazette.

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


                            ARTICLES OF INCORPORATION


                       CHAPTER I. - NATURE OF THE COMPANY
                       ----------------------------------


       ARTICLE 1. -              NAME
                                 ----

       The company is a public limited liability company1 with the name "InBev".

       The company is classed as a company which makes or has made a public offer of its securities.

       ARTICLE 2. -              REGISTERED OFFICE
                                 -----------------

       The registered office is situated at 1 Grand'Place, 1000 Brussels.

       The Board of Directors may by resolution transfer the registered office to any other town or municipality within Belgium.

       The company may by resolution of the Board of Directors establish seats of administration or exploitation, branch offices, offices and agencies both within and outside Belgium.

       ARTICLE 3. -              DURATION
                                 --------

       The Company is incorporated in perpetuity.

       It may be wound up by resolution of the Shareholders' Meeting passed in the conditions and forms required for an alteration of the Articles.

       ARTICLE 4. -              CORPORATE PURPOSE
                                 -----------------

       The corporate purpose for which the company is incorporated is:

       a) to  produce  and deal in all kinds of beers,  drinks,  foodstuffs  and ancillary products, fabricate, process and deal in all by-products and accessories, of whatsoever origin or form, of its industry and trade, and to design, construct or produce part or all of the facilities for the manufacture of the aforementioned products;

       b) to purchase, construct, convert, sell, let, sublet, lease, license and exploit in any form whatsoever all real property and real property rights and all businesses, goodwill, movable property and movable property rights connected with the business of the Company;

       c) to acquire and manage investments shares and interests in companies or undertakings having objects similar or related to, or likely to promote the attainment of, any of the foregoing objects, and in financing companies; to finance such companies or undertakings by means of loans, guarantees or in any other manner whatsoever; to take part in the management of the aforesaid companies through membership of the Board of Directors or the like governing body;

----------
       1 In French and Dutch, respectively, societe anonyme ("SA")"/"naamloze vennootschap ("NV")

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


       d) to carry out all administrative, technical, commercial and financial work, studies and research for the account of undertakings in which it holds an interest or on behalf of third parties.

       It may, within the limits of its corporate purpose, engage in all civil, commercial, financial and industrial operations and transactions connected with its corporate purpose either within or outside Belgium.

       It may take interests by way of asset contribution, merger, subscription, equity investment, financial support or otherwise in all companies, undertakings or associations having a corporate purpose similar or related to or likely to promote the furtherance of its corporate purpose.


                           CHAPTER II. - SHARE CAPITAL
                           ---------------------------


       ARTICLE 5. -              CAPITAL - NATURE OF SHARES
                                 -------   ----------------

            The issued, paid-up capital of the company amounts to four hundred forty-three million one hundred eigthy-eight thousand six hundred forty-four euros and forty-three eurocents (443,188,644.43 (euro)).

       It is represented by five hundred seventy-five million two hundred twenty-nine thousand five hundred fifty-nine (575,229,559) fully paid up shares without nominal value, each share representing one five hundred seventy-five million two hundred twenty-nine thousand five hundred fifty-ninth (1/575,229,559th) part of the capital.

       The shares are bearer shares.

       Security holders may elect to have shares or other bearer securities issued by the company converted into registered shares or securities, and vice versa, at their own expense. A holder of single securities may, at its own expense, have its securities exchanged by the company for one or more collective bearer security (securities) representing multiple securities having consecutive serial numbers. Conversely, a holder of collective securities representing multiple shares may, at its own expense, have such securities exchanged for single securities.

       Securities may, by ordinary resolution of the Board of Directors, be split into smaller securities, a sufficient number of which will, even in the absence of consecutive serial numbers, confer all the rights of an entire security.

       ARTICLE 5 BIS. -          SHARES  SUBSCRIBED AS A RESULT OF THE
                                 EXERCISE OF  SUBSCRIPTION RIGHTS
                                 -------------------------------------

       By derogation from Article 5 of these Articles, the shares resulting from the exercise of any subscription rights issued by the Board of Directors within the framework of the authorised capital in favour of, principally, employees or directors of the company or of its subsidiaries, will be registered. Such shares may however be converted into bearer shares upon request of their holder.

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


         ARTICLE 5 TER. -        DISCLOSURE OF SIGNIFICANT SHAREHOLDINGS
                                 ---------------------------------------

       Any natural person or legal entity which acquires or holds securities, whether or not representing share capital, must notify the Board of Directors of the company and the Banking and Finance Commission of the number of securities it holds directly, indirectly or by acting jointly with one or several other persons, when the proportion of voting rights held by it on these securities reaches or exceeds 3% of the whole amount of voting rights outstanding at the time of the occurrence of the event giving rise to notification.

       Any additional acquisition or disposal which occurs under the same conditions as covered by the previous indent must also be notified to the Board of Directors of the Company and to the Banking and Finance Commission when, as a consequence of such transaction, the proportion of voting rights linked to the securities reaches a quota of five per cent, ten per cent, fifteen per cent, twenty per cent and so on in five-point increments, of the total of the voting rights existing at the time of realisation of the transaction giving rise to the notification, or when it falls below one of the above-mentioned thresholds or below the first threshold of three per cent mentioned in indent 1.

       The declarations relating to the acquisition or disposal of securities made in accordance with the provisions of this Article must be directed to the Banking and Finance Commission and, by registered letter, to the Board of Directors of the company, within two working days following the acquisition or the disposal giving rise to it. Securities acquired by inheritance are only required to be declared thirty days after acceptance by the heir, where applicable, under reservation for inventory.

       The company will take all necessary steps to make public any declaration received, by bill posting and by posting information on the list of the stock exchange concerned, at the latest on the first working day following receipt of the declaration.

       Without prejudice to the preceding provisions, this Article shall be governed by the terms and conditions of the Law of 2 March 1989 on the disclosure of significant shareholdings in listed companies and the regulation of public takeover bids, as well as by its implementing Royal Decree of 10 May 1989, and Articles 514 to 516, 534 and 545 of the Companies Code.

       ARTICLE 6. -              AUTHORISED CAPITAL
                                 ------------------

       The Board of Directors may increase the share capital of the company, in one or several times, by an amount of shares, or by financial instruments giving right to an amount of shares, not higher than 3% of the shares issued and outstanding on the day following the closing of the capital increase resolved upon by the Extraordinary Shareholders' Meeting of the 27th of August two thousand and four (the amount obtained shall be, to the extent necessary, rounded down to result in an entire number of shares), provided that, in accordance with Article 603, indent 1, of the Companies Code, this may not result in the share capital being increased, in one or several times, by an amount exceeding the amount of share capital prevailing on the day following the closing of the capital increase resolved upon by the Extraordinary Shareholders' Meeting of the 27th of August two thousand and four. The Board of Directors may use this authorisation in the event of an issue of securities as provided for in
Article 8.

       The increase(s) of capital decided under the present authorisation may be effected:

- either by contribution in cash or in kind, including as the case may be an issue premium not available for distribution, the amount of which shall be fixed by the Board of Directors, and by creation of new shares conferring such rights as the Board of Directors shall determine, or

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


- by capitalisation of reserves, including those not available for distribution, or an issue premium, with or without the creation of new shares.

       Such authorisation is granted to the Board of Directors for a period of five (5) years as from the date of publication of the modification to the Articles resolved upon by the Extraordinary Shareholders' Meeting of the 27th of August two thousand and four. It can be renewed, once or several times, in accordance with applicable statutory rules.

       In the event of a capital increase decided by the Board of Directors pursuant to the authorised capital, it shall allocate the issue premiums, if any, to an account not available for distribution which shall afford the same third-party guarantees as the share capital of the company and may, subject to its capitalisation by the Board of Directors as hereinbefore provided, be reduced or cancelled only by resolution of a Shareholders' Meeting passed in the conditions and forms prescribed by Article 612 of the Companies Code.

       The Board of Directors is expressly authorised, in case of public take-over bids on securities of the company, to increase the capital, under the conditions set out in Article 607 of the Companies Code. This authorisation is granted for a period of three (3) years as from the 27th of August two thousand and four. If the Board of Directors decides upon an increase of authorised capital pursuant to this authorisation, this increase will be deducted from the remaining part of the authorised capital specified in the first indent.

       ARTICLE 7. -              INCREASE OF CAPITAL - PREFERENTIAL
                                 SUBSCRIPTION  RIGHT
                                 ----------------------------------

       In case of an increase of capital, the new shares which are to be subscribed in cash shall first be offered to the existing shareholders in proportion to that share of the capital represented by their shares.

       The time within which the preferential subscription right may be exercised shall be fixed by the Shareholders' Meeting, or by the Board of Directors as the case may be, but shall not be less than fifteen (15) days from the date on which the subscription was opened.

       The preferential subscription right shall be negotiable during the subscription period to the extent to which the shares may be transferred.

       The Board of Directors may decide that preferential subscription rights which were not or were only partly exercised by any shareholders shall accrue proportionally to the other shareholders who have already exercised their subscription rights, and shall fix the practical terms for such subscription. The Board of Directors may also conclude, upon such terms as it shall determine, all agreements intended to secure the subscription of part or all of the new shares to be issued.

       The Shareholders' Meeting acting in accordance with Article 596 of the Companies Code and in the interests of the company, may restrict or cancel the preferential subscription right.

       In case of a capital increase pursuant to the authorised capital, the Board of Directors may likewise, in the interests of the company and subject to compliance with Article 603, third indent, and Article 596 of the Companies Code, restrict or cancel the preferential subscription right, including such right in favour of one or more specific persons other than employees of the company or one of its subsidiaries.

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


       ARTICLE 8. -              BONDS,  SUBSCRIPTION  RIGHTS AND OTHER
                                 SECURITIES  GIVING RIGHT TO SHARES
                                 --------------------------------------

       The company may issue mortgage bonds or other bonds by resolution of the Board of Directors and on such conditions as it shall determine.

       The Shareholders' Meeting, or the Board of Directors acting within the framework of the authorised capital, may decide to issue convertible bonds, bonds repayable into shares, subscription rights or any other financial instrument giving right to shares.

       The Shareholders' Meeting or the Board of Directors acting within the framework of the authorised capital, may in the interests of the company restrict or cancel shareholders' preferential subscription rights in accordance with Articles 596 and 603, indents 2 and 3, of the Companies Code.

       The holders of bonds or subscription rights have the right to attend the Shareholders' Meetings, but only in a consultative capacity.

       ARTICLE 9. -              PAYMENTS
                                 --------

       The Board of Directors may make calls upon the shareholders in such amounts and at such times as it shall fix in respect of any moneys to be paid on the shares issued further to a capital increase.

       Any shareholder who, after fifteen days as from notice given by registered letter, remains in default of payment, shall pay the company interest at the statutory rate plus two per cent as from the payability date.

       Where such failure is not remedied within one month of a second notice, the Board of Directors may declare the shareholder's rights forfeit and cause the shares to be sold without prejudice to the right to claim from it any remainder outstanding plus such damages as may apply.

       The Board of Directors may authorise shareholders to pay in anticipation the moneys uncalled on their shares on such terms as it shall fix.

       ARTICLE 10. -             ACQUISITION BY THE COMPANY OF ITS OWN SHARES
                                 --------------------------------------------

       Save with respect to those repurchases (buy-backs) of shares referred to in Article 23, indent 3, 2nd dash bullet (which shall require a specific prior authorisation by the Shareholders' Meeting resolving according to the conditions provided in the above-mentioned provision), the company may, without any prior authorisation by the Shareholders' Meeting, in accordance with Articles 620 ff. of the Companies Code and within the limits set out in this provision, acquire, on or outside the stock exchange, its own shares for a price which will respect the legal requirements, but will in any case not be more than twenty percent (20%) below the lowest closing price in the last twenty (20) days preceding the transaction and not more than twenty percent (20%) above the highest closing price in the last twenty (20) days preceding the transaction. This power covers the acquisition on or outside the stock exchange by a direct subsidiary within the meaning and the limits set out by Article 627, indent 1 of the Companies Code. If the acquisition is made by the company outside the stock exchange, even from a subsidiary, the company shall, as the case may be, make an offer on the same terms and conditions to all the shareholders, in accordance with Article 620, Sec. 1, 5(degree) of the Companies Code.

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


       The above authorisation is only valid for an 18-month period starting as from the twenty-seventh of April two thousand and four.

       The company may, without any authorisation of the Shareholders' Meeting and without any limit as to time, in accordance with Article 622, Sec. 2, first indent of the Companies Code divest itself of its own shares on the stock exchange. This power covers the divestment on the stock exchange of shares of the company by one of its direct subsidiaries.

       The company may, without any authorisation of the Shareholders' Meeting and without any limit as to time, in accordance with Article 622, Sec. 2, first indent of the Companies Code divest itself of its own shares outside the stock exchange at a price determined by the Board of Directors. This power covers the divestment outside a stock exchange of shares of the company by one of its direct subsidiaries, at a price determined by the Board of Directors of the latter.

       By resolution of the Extraordinary Shareholders' Meeting of the thirtieth of April two thousand and two, the Board of Directors was authorised - subject to compliance with the provisions of Articles 620 ff. of the Companies Code - to purchase the company's own shares for the company's account where such acquisition is necessary to avoid serious and imminent harm to the company. Such authority is valid for three (3) years as from the date on which the aforesaid resolution was published.

       ARTICLE 11. -             INDIVISIBILITY OF SECURITIES
                                 ----------------------------

       All securities shall be held in undivided ownership vis-a-vis the company.

       Without prejudice to Article 26 of the Articles, relating to representation at the Shareholders' Meeting, the company may suspend all rights attaching to securities until such time as one individual shall have been appointed holder thereof vis a vis the company.

       ARTICLE 12. -             SUCCESSORS IN TITLE
                                 -------------------

       The rights and obligations attaching to a share follow that share regardless of whom it is transferred to.

       Neither the heirs nor the creditors of a shareholder may, on any grounds whatsoever, require the division or sale by auction of the company's assets, nor interfere in any way whatsoever with the administration of the company.

       They shall, in exercising their rights, abide by the annual accounts and decisions of the Shareholders' Meeting.

       ARTICLE 12 BIS. -         CERTIFICATION OF THE SECURITIES OF THE COMPANY
                                 ----------------------------------------------

       The Board of Directors may resolve that the company will give assistance to a third party for the issuing by the latter of certificates, under the conditions set out by law, in order to represent securities issued by the company. It may resolve that the company will pay all or part of the charges of such certification and of the setting up and operating charges of the issuer of the certificates, insofar as such payment is in the interests of the company.

       A certificate holder or issuer or any third party of any kind may only invoke the assistance of the company in their issuing if the company has confirmed this assistance in writing to the issuer. The holders of such certificates may only exercise rights towards the company that are granted to

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


them by law if the form of the bearer certificates as well as the evidence of ownership of the registered certificates have previously been approved in writing by the company.

       An issuer of certificates, whether or not issued with the assistance of the company, intending to participate in a Shareholders' Meeting and exercise the voting rights linked to the certified securities shall comply with the particular notice formalities described in Article 25.

       A holder of certificates issued with the assistance of the company, intending, as authorised by the law, to attend a Shareholders' Meeting in a consultative capacity, shall comply with the particular notification and notice formalities described in Article 25.


               CHAPTER III. - ADMINISTRATION - AUDIT - MANAGEMENT
               --------------------------------------------------


       ARTICLE 13. -             COMPOSITION OF THE BOARD OF DIRECTORS
                                 -------------------------------------

       The company shall be managed by a Board of Directors of between three (3) and fourteen (14) directors, who may be natural persons or legal entities, may but need not be shareholders, are appointed by the Shareholders' Meeting and are dismissible by it at any time.

       When a legal entity is appointed as a director, it must specifically appoint an individual as its permanent representative, such individual to be chosen from among its shareholders, managers, directors or employees and to carry out the office of director in the name and on behalf of the legal entity. The legal entity may not revoke its permanent representative without simultaneously appointing a successor. The appointment and termination of the office of the permanent representative are governed by the same disclosure rules as if he/she were exercising the office on his/her own behalf.

       The term of office of the directors shall be three (3) years, unless the Shareholders' Meeting fixes a shorter term.

       The directors shall be eligible for re-election.

       The term of office of a retiring director who has not been re-elected shall terminate immediately after the closing of the Annual Shareholders' Meeting.

       ARTICLE 14. -             CASUAL VACANCIES
                                 ----------------

       The remaining directors convened as a Board may make appointments to fill one or several casual vacancy (vacancies) arising on the Board until the next Shareholders' Meeting, which shall proceed to the firm appointment.

       ARTICLE 15. -             CHAIRMAN OF THE BOARD
                                 ---------------------

       The Board of Directors shall elect one of its members to be chairman, and may elect one or more vice-chairman (chairmen).

       The Shareholders' Meeting may, upon proposal of the Board of Directors, confer honorary status on former chairmen, vice-chairmen or directors. The Board may then invite them to attend its meetings in an advisory capacity.

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


       ARTICLE 16. -             MEETINGS
                                 --------

       The Board of Directors shall meet as frequently as the interests of the company shall require.

       The Board of Directors shall hold regular meetings at such times as may be from time to time fixed by a resolution of the Board of Directors. A meeting of the Board of Directors shall be held without notice immediately following the Annual Shareholders' Meeting.

       In addition, special meetings of the Board of Directors may be called and held at any time upon the call of either the Chairman or at least two (2) directors, by notice to each director at least three (3) business days before the meeting. Reasonable efforts shall be made to ensure that each director actually receives timely notice of any such special meeting. Where duly justified by emergency and by the corporate interest of the company, the above notice period of three (3) business days may be waived by the unanimous consent of the directors expressed in writing.

       Convening notices may validly be made in writing, or sent by electronic mail, provided that no notice (other than the resolution fixing their time) need be given as to regularly scheduled meetings.

       The meetings of the Board of Directors shall be conducted under the chairmanship of the Chairman or, in case of impediment, a vice-chairman (if any has been elected) or a director appointed by his/her fellow directors.

       Meetings of the Board of Directors shall be convened at the registered office of the company or at the place indicated in the notice convening the meeting.

       Any or all of the directors may participate in a meeting of the Board of Directors by means of telephone, videoconference or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at such meeting.

       Where duly justified by emergency and by the corporate interest of the company, decisions of the Board of Directors may be adopted, without any physical meeting, by the unanimous consent of the directors expressed in writing. Such procedure may not be used for the approval of the annual accounts or the use of the authorised capital.

       ARTICLE 17. -             DELIBERATIONS
                                 -------------

       Except in cases of force majeure, and, namely, war, civil disturbance and disaster, in which case the quorum for the Board of Directors shall be three (3) directors present or represented and in which case the Board of Directors may validly deliberate only with respect to actions required to be taken to protect the interests of the company in connection with the circumstances of force majeure, the Board of Directors may validly deliberate only if the majority of the directors are present or represented.

       Any director may grant a proxy to another director in order to be represented at a specific meeting. Such proxies must be recorded in a proxy form bearing the director's signature (which may be a digital signature as defined in Article 1322, paragraph 2 of the Civil Code) and must be notified to the Board of Directors by letter, fax, e-mail, or any other means specified in Article 2281 of the Civil Code.

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


       However, no director may hold a proxy for more than one (1) director. A director so represented shall be deemed to be present in person.

       The decisions of the Board shall be taken by a majority of the votes cast, discounting abstentions.

       In case of an equality of votes, the chairman of the meeting shall not have a casting vote.

       ARTICLE 18. -             MINUTES
                                 -------

       The decisions of the Board of Directors shall be recorded in minutes, kept at the registered office of the company, and signed by the majority of members present at the meeting.

       Copies of the minutes under private deed, to be produced in court or in any other place, may validly be signed by two (2) directors. Extracts from the minutes under private deed to be produced in court or in any other place, may validly be signed by one (1) person to whom the day-to-day management of the company has been delegated.

       Copies or extracts of these minutes that must be produced in court or elsewhere are signed by one (1) director.

       ARTICLE 19. -             POWERS OF THE DIRECTORS
                                 -----------------------

       The Board of Directors shall have the powers to do all that is necessary or useful to achieve the corporate purpose of the company, with the exception of those powers reserved to the Shareholders' Meeting by law or these Articles.

       Irrespective of the Board's general powers of representation as a collegial body, the company shall be validly represented in legal proceedings, and in instruments including those involving the officiation of a public civil servant or a ministerial officer, by two (2) directors acting jointly.

       ARTICLE 20. -             MANAGEMENT COMMITTEE - DELEGATED POWERS
                                 ---------------------------------------

       The Board of Directors may appoint a Management Committee from amongst or outside its members.

       It shall fix the powers and procedures thereof and set the remuneration of its members which shall be charged to overheads.

       The Board of Directors may confer the powers of day-to-day management of the company, together with the power to represent the company for such day-to-day management, upon one or more persons who may but need not be directors.

       The Board of Directors, the Management Committee, and the persons with the powers of day-to-day management within the limits of those management powers, may likewise grant special and specific authority to one or more persons of their choice.

       Agents granted special authority may appoint one or more substitutes to exercise their powers.

       Agents granted special authority and their substitutes may represent the company in instruments including those involving the officiation of a public civil servant or officer. The production of a copy of the decision of the Board of Directors or the authority conferred by one or

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


more persons with the powers of day-to-day management, by the Management Committee or agents holding special authority shall constitute sufficient proof of their powers.

       ARTICLE 21. -             AUDIT
                                 -----
       The financial position, annual accounts and compliance with the law and these Articles or transactions required to be disclosed in the annual accounts shall be audited by one or more statutory auditors, who may be natural or legal persons, appointed by the Shareholders' Meeting.

       The statutory  auditors shall hold office for renewable  periods of three
(3) years.

       The appointment of retiring auditors which have not been re-appointed shall terminate immediately after the closing of the Annual Shareholders' Meeting.

       ARTICLE 22. -             REMUNERATION - EMOLUMENTS
                                 -------------------------

       The Shareholders' Meeting may grant the directors' emoluments, which shall be chargeable to overheads.

       The statutory auditor(s) shall be remunerated by a fixed fee determined by the Shareholders' Meeting at the beginning of his (their) mandate and which may be changed only by agreement between the parties.


                       CHAPTER IV - SHAREHOLDERS' MEETINGS
                       -----------------------------------


       ARTICLE 23. -             POWERS
                                 ------

       A duly constituted Shareholders' Meeting represents all the shareholders.

       It has the powers conferred on it by law and these Articles.

       The following matters shall be within the exclusive jurisdiction of the Shareholders' Meeting and shall be adopted with a positive vote of 75% of the shares attending or represented at the meeting, regardless of the number of shares attending or represented:

       - any decision to apply for the delisting of the securities of the company from any stock market;

       - any repurchase (buy-back) of outstanding shares, options, warrants or rights to acquire shares in the company, for the purpose of distributing them to its employees, outside the ordinary course of business (it being understood that share buy-back programs of a size and scope customary in the market for companies of similar sizes and entered into in connection with stock option plans shall be considered to be in the ordinary course of business);

       -      any  acquisition or disposal of tangible assets by the company for
              an  amount   higher  than  the  value  of  1/3  of  the  company's
              consolidated assets;

       - any modification of the company's dividend payout policy, it being understood that the current policy consists in issuing a dividend representing 25 to 33% on average

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


              of  the  company's   consolidated  net  earnings  before  goodwill
              amortisation,   subject  to   applicable   legal   provisions   on
              distributable profit.

       The following matters shall be within the exclusive jurisdiction of the Shareholders' Meeting and shall be adopted with a positive vote of 50% plus one of the shares attending or represented at the meeting, regardless of the number of shares attending or represented:

       - the approval of the individual to whom the Board of Directors proposes to delegate authority for the day-to-day management of the company and appoint as Chief Executive Officer, and the ratification of any decision by the Board of Directors to dismiss such individual;

       - any modification of the company's executive remuneration and incentive compensation policy;

       - the ratification of any transaction of the company or one of its direct or indirect subsidiaries with a controlling shareholder of the company or with a legal or natural person affiliated to or associated with such controlling shareholder within the meaning of
              Article 11 and 12 of the Companies Code, it being understood that, for the purposes of this provision of the by-laws, the direct or indirect subsidiaries of the company are not considered as affiliated to or associated with the controlling shareholders;

       - any modification of the company's target capital structure and the maximum level of net debt.

       ARTICLE 24. -             MEETINGS
                                 --------

       The Annual Shareholders' Meeting, called "ordinary", shall be held, each year, at eleven (11) o'clock in the morning the last Tuesday of April, in one of the municipalities of the Brussels-Capital Region, in Leuven or in Liege, at the place designated by the convening notice. If such day is a legal public holiday, the meeting shall be held at the same hour on the following working day, Saturdays excepted.

       The other Shareholders' Meetings shall be held on the day, at the hour and in the place designated by the convening notice. They may be held at locations other than the registered office.

       The body convening a meeting shall designate the places where the bearer shares shall be deposited and blocked and where the certified statement of blocking of dematerialised shares is to be deposited.

       The convocations made by the Board of Directors may validly be signed in its name by a person to whom the day-to-day management has been delegated.


       ARTICLE 25. -             ADMISSION TO SHAREHOLDERS' MEETINGS
                                 -----------------------------------

       a) Notice formalities

       In order to have the right to participate in the meeting, holders of bearer shares shall be required to deposit and block their shares at the places indicated in the convening notices, at the latest on the third (3rd) working day before the day of the meeting.

       Except where the body which convenes the meeting decides otherwise and so indicates in the notice convening the meeting:

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


- the physical deposit of the shares may be validly replaced by the deposit, at the places and within the times indicated, of a certificate established by a financial institution, Belgian or foreign, certifying the blocking of the shares until the Shareholders' Meeting date and indicating the serial numbers of such blocked shares;

- if the bearer shares to be deposited are held up in an account of fungible shares by the inter-professional organisation approved by the King in accordance with Royal Decree no. 62 of the tenth of November nineteen hundred and sixty-seven promoting the circulation of securities or by an affiliate of this organisation, their deposit and physical blocking may validly be replaced by the deposit, at the places and within the times indicated, of a certified statement of unavailability issued by this organisation or one of its affiliates.

       For owners of dematerialised shares, the right to participate in the meeting is conditional upon the deposit, at the places indicated in the convening notice, at the latest on the third (3rd) working day prior to the day chosen for the meeting, of a certificate issued by a recognised registrar approved in accordance with Article 468 of the Companies Code or by the clearing organisation approved in accordance with the same Article, and certifying the unavailability of the shares until the date of the Shareholders' Meeting.

       The designated depository shall give the depositor an acknowledgement of receipt, on presentation of which the owner of the bearer or dematerialised shares, or his proxy, is admitted to the place where the meeting is convened. For bearer shares, the acknowledgement of receipt shall indicate their serial number.

       If the body which convenes the Meeting designates financial institutions abroad where deposits can be made, these institutions shall be authorised to appoint, in their respective countries, other financial institutions where bearer shares or the certified statement of unavailability of dematerialised shares may also be deposited, and to publish the list thereof.

       To participate in the meeting, owners of registered shares are required to be recorded in the register of the registered shares of the company, at the latest on the third (3rd) working day before the day chosen for the meeting. The body which convenes the meeting may indicate in the convening notice that, in order to participate in the Meeting, the company must also have received, within the same time period, the written notification of the shareholder, expressing its intention to participate in the meeting, and indicating the number of shares in respect of which it intends to exercise the rights during the meeting.

       An issuer of certificates relating to registered shares must advise this capacity to the company, which will record it in the register of such shares. An issuer which refrains from notifying this capacity to the company can only vote at a Shareholders' Meeting if the written advice indicating its intention to participate in that Shareholders' Meeting specifies its capacity of issuer.

       An issuer of certificates linked to bearer shares or dematerialised shares must notify the company of its capacity of issuer before exercising any vote, at the latest at the time of the deposit of the shares with a view to participating in the Meeting during which it will exercise this right. In the absence of such notification, these shares cannot participate in voting.

       Working days must be understood as meaning all the days of the week with the exception of Saturdays, Sundays and legal holidays.

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


       b) Proxies and powers of attorney
          ------------------------------

       Any shareholder with the right to vote may personally participate in the meeting or may give a proxy to another shareholder to represent it at a Shareholders' Meeting. The body which convenes the meeting may determine the form of written proxy to be given to the proxy holder. It can require that the signed proxies be deposited before the meeting at the places and within the time limits that it determines.

A natural or legal person holding shares, in a capacity of "trustee", "nominee" or in any other fiduciary capacity on behalf of the employees of the company or its subsidiaries, of which the latter are the ultimate beneficiaries, must exercise the voting rights related to those shares in accordance with the instructions received from those beneficiaries. This person cannot exercise voting rights relating to shares for which it has not received any voting instruction on how to vote.

       c) Formalities for admission
          -------------------------

       Prior to the meeting, the shareholders or their proxies are required to sign an attendance sheet, indicating their first name, last name, and place of residence or corporate denomination and registered office, as well as the number of shares in respect of which they are participating in the Meeting. Holders of bearer and dematerialised shares, as well as the proxy holders of shareholders, must deposit the acknowledgement of receipt issued by the depository designated in the convening notices. Representatives of legal entities must provide the documents evidencing their capacity as bodies or special proxy holders.

       Moreover, the proxy holders of shareholders which have the form of a legal entity and those of shareholders who are natural persons must also provide the company with the original of the proxy evidencing their powers, unless the convening notice has required the previous filing thereof. The natural persons, shareholders, bodies or proxy holders who take part in the Shareholders' Meeting must be able to prove their identity.

       d) Other securities
          ----------------

       The holders of profit sharing certificates, non-voting shares, bonds, subscription rights or other securities issued by the company, as well as the holders of certificates issued with the assistance of the company and representing securities issued by the latter, may participate in the Shareholders' Meeting insofar as the law entitles them to do so, and, as the case may be, gives them the right to participate in voting. If they propose to participate, they are subject to the same formalities concerning notice and access, and forms and deposit of proxies, as those imposed on the shareholders.

       ARTICLE 26. -             COMPETING RIGHTS
                                 ----------------

       Co-owners, as well as pledgors and pledgees, must be represented by a sole person. The bare owners will represent the usufructuaries unless otherwise provided in the deed establishing the usufruct or agreed upon. In the event of dispute between the bare owner and the usufructuary concerning the existence or scope of such agreement or provision, only the bare owner shall be admitted to participate in the Shareholders' Meeting and participate in voting.

       ARTICLE 26 BIS. -         VOTE BY CORRESPONDENCE
                                 ----------------------

       Any shareholder may vote by correspondence at any Shareholders' Meeting by means of a special form stating (i) the shareholder's name and address or registered office, (ii) the number of shares with which it is voting, and (iii) a statement for each item of the agenda as to how its vote

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


shall be cast, or on which it shall abstain. For the calculation of the quorum, only forms received by the company at the address specified in the convening notice, at the latest on the third (3rd) working day before the meeting, will be taken into account.

       The Board of Directors may organise a vote by correspondence in electronic form or by means of one or several Web sites. It shall specify the practical terms of this electronic vote, and will ensure that the system used may include the details set out in the first indent and will monitor compliance with the time limit for receipt set out therein.

       Shareholders voting by correspondence, as the case may be in electronic form, must comply with the formalities set out in item a) of Article 25.

       ARTICLE 27. -             CHAIRMANSHIP AND OFFICE
                                 -----------------------

       The Meeting shall be chaired by the Chairman of the Board of Directors, or, in case of absence or impediment, by a Vice-Chairman, or in the absence of all such, by a director previously appointed for this purpose by the Board of Directors, or, in the absence of such appointment, by the other directors present.

       The Chairman of the meeting shall appoint the Secretary, who does not need to be a shareholder. If the number of participants so requires, he shall appoint two (2) Tellers from among the shareholders or their representatives. The Chairman, the Secretary and the Tellers together make up the Office.

       The Chairman can appoint the Office prior to the opening of the meeting, and the latter, thus constituted, can proceed to the verification of the powers of the participants prior to this opening.

       ARTICLE 28. -             DELIBERATIONS
                                 -------------

       The Shareholders' Meeting may deliberate only the business on its agenda. No item of business moved by shareholders representing one-fifth of all shares shall be included on the agenda unless notified to the Board of Directors sufficiently far in advance to be included in the notices convening the meeting, and not later than thirty (30) days before the date of the Meeting.

       For all matters, except where a statutory quorum is required, resolutions shall be passed by a majority of the votes cast plus one.

       Each share gives entitlement to one (1) vote.

       Without prejudice to what is specified below concerning voting in relation to appointments, voting shall be by show of hands unless, in view of the number of participants, the Chairman of the meeting thinks it preferable to vote by roll-call or by vote of named and signed bills.

       Voting in relation to appointments to vacant posts shall be done separately for each post to which an appointment is to be made.

       Voting is done by named and signed bills, unless the Meeting, at the request of one or more participants, and resolving with a quorum of the majority of votes expressed by the shares present and represented, decides to proceed by secret ballot. In that case, voting is done by means of unnamed bills, with multiple votes of different numbers given to each of the participants in proportion to the amount of the total amount of votes attributable to him.

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


       The bills, named or unnamed, carry the name of the candidates for the vacant posts and the shareholder indicates the candidate for which he is voting. All the candidates are voted upon for the first vacancy. The candidate who receives one-half of the votes plus one shall obtain the first post. For the second post, the name of the first candidate to be elected is removed, and so on until all the vacancies have been decided upon. Where, in any election, no candidate receives an absolute majority of the votes, a run-off ballot shall be held between the two (2) candidates who received the highest number of votes. The candidate who receives the highest number of votes in this run-off ballot is elected. In case of an equality of votes in the run-off ballot, the candidate most senior by age shall be elected.

       Shareholders' Meetings may be broadcast by way of live or recorded video conferences or audio conferences, in part or as a whole, via one or more Web sites as the case may be, from the place where the meeting is held to one or more remote places where some people, identified or not, are located. Physical persons who attend a Meeting agree by this very fact that their picture may be so transmitted.

       ARTICLE 29. -             MINUTES
                                 -------

       The minutes of Shareholders' Meetings shall be signed by the Chairman of the Meeting, the Secretary, the Tellers and such shareholders or their proxies as wish to do so.

       Copies of the minutes under private deed ,to be produced in court or in any other place, are signed by two (2) directors. Extracts of the minutes under private deed, to be produced in court or in any other place, may validly be signed by a person delegated to the day-to-day management of the company.

       ARTICLE 30. -             ADJOURNMENTS
                                 ------------

       Irrespective of the items on the agenda, the Board of Directors may adjourn any ordinary or other Shareholders' Meeting. It can use this right at any time, but only after the opening of the meeting. Its decision, which does not have to be justified, must be notified to the Shareholders' Meeting before the end of the meeting, and mentioned in the minutes.

       Such adjournment cancels all decisions taken during the meeting.

       The Shareholders' Meeting shall be convened again within three (3) weeks and with the same agenda. The formalities completed in order to attend the first meeting, including the deposit of the bearer shares and certified statement of dematerialised shares, the advice of presence of registered shareholders, and, as the case may be, the deposit of the proxies, shall remain valid for the second meeting. Additional deposits of bearer shares and certified statements of unavailability of dematerialised shares, as well as additional advice of presence of shareholders, will be admitted within the time limits.

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


                   CHAPTER V. - INVENTORY AND ANNUAL ACCOUNTS
                   ------------------------------------------


       ARTICLE 31. -             ACCOUNTING RECORDS
                                 ------------------

       The financial year shall begin on the first of January and end on the thirty-first of December each year.

       At the end of each financial year, the Board of Directors shall draw up an inventory and the annual accounts of the company.

       ARTICLE 32. -             PROFIT ALLOCATION
                                 -----------------

       No less than five per cent (5%) of the net profits of the company, after deduction of overheads and depreciation, shall be allocated each year to the legal reserve. Such allocation shall cease to be compulsory once the legal reserve has become equal to one tenth (1/10th) of the share capital.

       The Shareholders' Meeting shall allocate the balance of the net profit on the recommendation of the Board of Directors.

       ARTICLE 33. -             PAYMENT OF DIVIDENDS
                                 --------------------

       The annual dividends shall be paid at the dates and places appointed by the Board of Directors.

       The Board of Directors may pay an interim dividend in accordance with the provisions of the Companies Code.


                     CHAPTER VI. - DISSOLUTION - WINDING UP
                     --------------------------------------


       ARTICLE 34. -             WINDING UP
                                 ----------

       If the company shall be dissolved, it shall be wound up in the manner decided by the Shareholders' Meeting, which shall appoint the liquidators.

       The Shareholders' Meeting shall have the widest powers to determine the powers of the liquidators, fix their emoluments and grant them discharge, even while the liquidation is still pending.

       ARTICLE 35. -             DISTRIBUTION
                                 ------------

       After all liabilities have been cleared, the balance of the assets owned by the Company shall be distributed equally among all the shares.

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


                     CHAPTER VII. - MISCELLANEOUS PROVISIONS
                     ---------------------------------------


       ARTICLE 36. -             ADDRESS FOR SERVICE
                                 -------------------

       Any shareholder, bondholder, director, statutory auditor or liquidator of the company not residing in Belgium shall elect an official address in Belgium. Otherwise he shall be deemed to have elected the registered office of the company as his official address where all communications, notices, processes and documents may validly be sent to or served upon him.

       ARTICLE 37. -             CAPITAL HISTORY
                                 ---------------

       The company was incorporated on the second of August nineteen hundred and seventy-seven with a share capital of BEF one million two hundred and fifty thousand (1,250,000) divided into two hundred and fifty (250) shares without nominal value, each representing one two hundred and fiftieth (1/250th) part of the share capital.

       By resolution of the Extraordinary Shareholders' Meeting held on the thirtieth of September nineteen hundred and seventy-seven, the share capital of the company was increased to BEF two hundred and fifty million (250,000,000) divided into forty-eight thousand and six (48,006) shares without nominal value, each representing one forty-eight thousand and sixth (1/48,006th) part of the share capital.

       By resolution of the Extraordinary Shareholders' Meeting held on the twenty-eighth of February nineteen hundred and eighty-six, the share capital of the company was increased to BEF one billion five hundred million (1,500,000,000) divided into four hundred and sixty thousand (460,000) shares without nominal value, each representing one four hundred and sixty thousandth (1/460,000th) part of the share capital.

       By resolution of the Board of Directors meeting held on the first of September nineteen hundred and eighty-seven, the capital was increased by a contribution in kind within the framework of the authorised capital to BEF two billion six hundred and fifty-seven million sixty-seven thousand five hundred and forty-five (2,657,067,545) by the creation of three hundred and fifty-four thousand eight hundred and thirty-four (354,834) shares, without nominal value.

       By resolution of the Board of Directors meeting held on the thirtieth of October nineteen hundred and eighty-seven, followed by a deed of record dated the twenty-third of November, the share capital was first increased by contributions in kind within the framework of the authorised capital to BEF two billion nine hundred and seven million sixty-five thousand four hundred and four (2,907,065,404) by the creation of seventy-six thousand six hundred and sixty-six (76,666) new shares, without nominal value, and thereafter, without further asset contributions or the creation of further new shares, increased by a transfer from the issue premium account to BEF ten billion (10,000,000,000).

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


       By resolution of the Extraordinary Shareholders' Meeting held on the eighteenth of November nineteen hundred and ninety-three, the share capital was first reduced by BEF eight hundred and two million nineteen thousand and sixty-eight (802,019,068) by the purchase of seventy-one thousand five hundred (71,500) of the company's own shares for destruction immediately after purchase in accordance with Article 52 bis 4, 1, of the Consolidated Laws on Commercial Companies. The share capital was then increased forthwith by BEF eight hundred and two million nineteen thousand and sixty-eight (802,019,068) to restore it to BEF ten billion (10,000,000,000) by transfer from the fully paid tax capital as contained in the issue premium account without creation of new shares.

       Following the exercise of subscription rights issued pursuant to a resolution of the Shareholders' Meeting of the twentieth of April nineteen hundred and ninety-four:

- a deed of record of the fourth of July nineteen hundred and ninety-seven evidenced that the share capital had been increased by BEF four million three hundred and seventeen thousand and thirty (4,317,030) by the subscription of three hundred and fifty-four (354) new registered shares, paid in cash, such that the share capital then stood at ten billion four million three hundred and seventeen thousand and thirty (10,004,317,030), divided into eight hundred and four thousand one hundred and fifty-five (804,155) shares without nominal value.

- a deed of record of the twenty-second of December nineteen hundred and ninety-seven evidenced that the share capital had been increased by BEF three million eight hundred and ninety thousand two hundred and five (3,890,205) by the subscription of three hundred and nineteen (319) new registered shares, paid in cash, such that the capital then stood at BEF ten billion eight million two hundred and seven thousand two hundred and thirty-five (10,008,207,235), divided into eight hundred and four thousand four hundred and seventy-four (804,474) shares without nominal value.

- a deed of record of the twenty-fourth of February nineteen hundred and ninety-eight evidenced that the share capital had been increased by BEF one million nine hundred and two thousand four hundred and twenty (1,902,420) by the subscription of one hundred and fifty-six (156) new registered shares, paid in cash, such that the share capital then stood at BEF ten billion ten million one hundred and nine thousand six hundred and fifty-five (10,010,109,655), divided into eight hundred and four thousand six hundred and thirty (804,630) shares without nominal value.

- a deed of record of the twenty-ninth of May nineteen hundred and ninety-eight evidenced that the share capital had been increased by five million nine hundred and seventy-five thousand five hundred and fifty (5,975,550) by the subscription of four hundred and ninety (490) new registered shares, paid in cash, such that the share capital then stood at ten billion sixteen million eighty-five thousand two hundred and five (10,016,085,205), divided into eight hundred and five thousand one hundred and twenty (805,120) shares without nominal value.

- a deed of record of the thirty-first of August nineteen hundred and ninety-eight evidenced that the share capital had been increased by BEF two million six hundred and seventy thousand seven hundred and five (2,670,705) by the subscription of two hundred and nineteen (219) new registered shares, paid in cash, such that the share capital then stood at ten billion eighteen million seven hundred and fifty-five thousand nine hundred and BEF ten (10,018,755,910) , divided into eight hundred and five thousand three hundred and thirty-nine (805,339) shares without nominal value.

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


- a deed of record of the twenty-fourth of November nineteen hundred and ninety-eight evidenced that the share capital had been increased by BEF two million nine hundred and two thousand four hundred and ten (2,902,410) by the subscription of two hundred and thirty-eight (238) new registered shares, paid in cash, such that the share capital then stood at BEF ten billion twenty-one million six hundred and fifty-eight thousand three hundred and twenty (10,021,658,320), divided into eight hundred and five thousand five hundred and seventy-seven (805,577) shares without nominal value.

- a deed of record of the first of March nineteen hundred and ninety-nine evidenced that the share capital had been increased by BEF thirty-seven million two hundred and ninety-two thousand three hundred and ten (37,292,310) by the subscription of three thousand and fifty-eight (3,058) new registered shares, paid in cash, such that the share capital then stood at BEF ten billion fifty-eight million nine hundred and fifty thousand six hundred and thirty (10,058,950,630), divided into eight hundred and eight thousand six hundred and thirty-five (808,635) shares without nominal value.

- a deed of record of the twenty-seventh of May nineteen hundred and ninety-nine evidenced that the share capital had been increased by BEF seventy-two million one hundred and ninety-four thousand four hundred (72,194,400) by the subscription of five thousand nine hundred and twenty (5,920) new registered shares, paid in cash, such that the share capital then stood at BEF ten billion one hundred and thirty-one million one hundred and forty-five thousand and thirty (10,131,145,030), divided into eight hundred and fourteen thousand five hundred and fifty-five (814,555) shares without nominal value.

       Following the exercise of subscription rights issued pursuant to a resolution of the Shareholders' Meeting of the twentieth of May nineteen hundred and ninety-six:

- a deed of record of the fourth of June nineteen hundred and ninety-nine evidenced that the share capital had been increased by BEF eight hundred and ninety-five thousand six hundred and eighty (895,680) by the subscription of seventy-two (72) new registered shares, paid in cash, such that the share capital then stood at BEF ten billion one hundred and thirty-two million forty thousand seven hundred and ten (10,132,040,710), divided into eight hundred and fourteen thousand six hundred and twenty-seven (814,627) shares without nominal value.

       The Extraordinary Shareholders' Meeting held on the twenty-fourth of June nineteen hundred and ninety-nine resolved to express the share capital in euro, to increase this capital by capitalisation of available reserves, without issue of new shares, and to divide each outstanding share into two hundred shares. Consequently, the Shareholders' Meeting determined that the capital had been increased to euro two hundred and fifty-one million one hundred and sixty-seven thousand (251,167,000) divided into one hundred and sixty-two million nine hundred and twenty-five thousand four hundred (162,925,400) shares without nominal value, fully paid, each representing one hundred and sixty-two million nine hundred and twenty-five thousand four hundredth (1/162,925,400th) part of the share capital.

       Following the exercise of subscription rights issued pursuant to a resolution of the Shareholders' Meeting of the twentieth of May nineteen hundred and ninety-six:

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


- a deed of record of the thirtieth of September nineteen hundred and ninety-nine evidenced that the share capital had been increased by euro nine hundred and seventy-seven thousand five hundred and ninety-two (977,592) by the subscription of six hundred and thirty-four thousand eight hundred (634,800) new registered shares, paid in cash, such that the share capital then stood at euro two hundred and fifty-two million one hundred and forty-four thousand five hundred and ninety-two (252,144,592), divided into one hundred and sixty-three million five hundred and sixty thousand two hundred (163,560,200) shares without nominal value.

       Following the exercise of subscription rights issued pursuant to a resolution of the Shareholders' Meeting of the twentieth of April nineteen hundred and ninety-six and a resolution of the Shareholders' Meeting of the twentieth of May nineteen hundred and ninety-six respectively:

- a deed of record of the thirtieth of May two thousand evidenced that the share capital had been increased by euro six hundred and forty-six thousand one hundred and eighty-four (646,184) by the subscription of four hundred and nineteen thousand six hundred (419,600) new registered shares, paid in cash, such that the share capital then stood at euro two hundred and fifty-two million seven hundred and ninety thousand seven hundred and seventy-six (252,790,776), divided into one hundred and sixty-three million nine hundred and seventy-nine thousand eight hundred (163,979,800) shares without nominal value.

       Following the exercise of subscription rights issued pursuant to a resolution of the Shareholders' Meeting of the twentieth of May nineteen hundred and ninety-six:

- a deed of record of the sixth of July two thousand evidenced that the share capital had been increased by euro thirty thousand eight hundred (30,800) by the subscription of twenty thousand (20,000) new registered shares, paid in cash, such that the capital then stood at euro two hundred and fifty-two million eight hundred and twenty-one thousand five hundred and seventy-six (252,821,576), divided into one hundred and sixty-three million nine hundred and ninety-nine thousand eight hundred (163,999,800) shares without nominal value.

       Following the exercise of subscription rights issued pursuant to a resolution of the Shareholders' Meeting of the twentieth of April nineteen hundred and ninety-four and a resolution of the Shareholders' Meeting of the twentieth of May nineteen hundred and ninety-six respectively:

- a deed of record of the thirteenth of September two thousand evidenced that the share capital had been increased by euro one million four hundred and fourteen thousand and twenty-eight (1,414,028) by the subscription of nine hundred and eighteen thousand two hundred (918,200) new registered shares without nominal value, paid in cash, such that the share capital then stood at euro two hundred and fifty-four million two hundred and thirty-five thousand six hundred and four (254,235,604), divided into one hundred and sixty-four million nine hundred and eighteen thousand (164,918,000) shares without nominal value.

       The Extraordinary Shareholders' Meeting held on the thirty-first of October two thousand decided to split each of the one hundred and sixty-four million nine hundred and eighteen thousand (164,918,000) outstanding shares into two shares; as a consequence, the share capital, standing at euro two hundred and fifty-four million two hundred and thirty-five thousand six hundred and four (254,235,604), is now represented by three hundred and twenty-nine million eight hundred and thirty-six thousand (329,836,000) shares without nominal value.

       A deed of record of the fifth of December two thousand evidenced that the share capital had been increased by euro sixty-seven million nine hundred and fourteen thousand (67,914,000) by

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


the subscription of eighty-eight million two hundred thousand (88,200,000) new ordinary shares, paid in cash, such that the share capital then stood at euro three hundred and twenty-two million one hundred and forty-nine thousand six hundred and four (322,149,604), divided into four hundred and eighteen million thirty-six thousand (418,036,000) shares without nominal value.

       A deed of record of the twelfth of December two thousand evidenced that the share capital had been increased by euro six million eight hundred and sixty-two thousand eight hundred and fifty-six (6,862,856) by the subscription of eight million nine hundred and twelve thousand eight hundred (8,912,800) new ordinary shares, paid in cash, such that the share capital then stood at euro three hundred and twenty-nine million twelve thousand four hundred and sixty (329,012,460), divided into four hundred and twenty-six million nine hundred and forty-eight thousand eight hundred (426,948,800) shares without nominal value.

       A deed of record of the twenty-second of December two thousand evidenced that the share capital had been increased by euro three hundred and fifty million five hundred and eleven and seventy cents (350,511.7) by the subscription of four hundred and fifty-five thousand two hundred and ten (455,210) new ordinary shares, paid in cash, such that the share capital then stood at euro three hundred and twenty-nine million three hundred and sixty-two thousand nine hundred and seventy one and seventy cents (329,362,971.7), divided into four hundred and twenty seven million four hundred and four thousand and ten (427,404,010) shares without nominal value.

       A deed of record of the fifteenth of January two thousand and one evidenced that the capital had been increased by euro four hundred and sixty seven and thirty-nine cents (467.39) by the subscription of six hundred and seven (607) new ordinary shares, paid in cash, such that the capital then stood at euro three hundred and twenty-nine million three hundred and sixty-three thousand four hundred and thirty-nine and nine cents (329,363,439.09), divided into four hundred and twenty-seven million four hundred and four thousand six hundred and seventeen (427,404,617) shares without nominal value.

       A deed of record of the third of April two thousand and one evidenced that the share capital had been increased by euro two hundred and eighty-seven thousand three hundred sixty-four (287,364 (euro)) by the subscription of three hundred seventy-three thousand two hundred (373,200) new ordinary shares, fully paid up in cash, such that the share capital then stood at euro three hundred and twenty-nine million six hundred and fifty thousand eight hundred and three and nine cents (329,650,803.09 (euro)), divided into four hundred and twenty-seven million seven hundred seventy-seven thousand eight hundred and seventeen (427,777,817) shares without nominal value.

       A deed of record of the twenty-sixth of April two thousand and one evidenced that the share capital had been increased by euro six hundred and eighty-four thousand three hundred seventy-six (684,376 (euro)) by the subscription of eight hundred eighty-eight thousand eight hundred (888,800) new ordinary shares, fully paid up in cash, such that the share capital then stood at euro three hundred and thirty million three hundred and thirty-five thousand hundred seventy-nine and nine cents (330,335,079.09 (euro)), divided into four hundred and twenty-eight million six hundred sixty-six thousand six hundred and seventeen (428,666,617) shares without nominal value.

       A deed of record of the twenty third of May two thousand and one evidenced that the share capital had been increased by euro three hundred and thirty-four thousand one hundred eighty (334,180 (euro)) by the subscription of four hundred thirty-four thousand (434,000) new ordinary shares, fully paid up in cash, such that the share capital then stood at euro three hundred and

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


thirty million six hundred and sixty-nine thousand three hundred fifty-nine and nine cents (330,669,359.09 (euro)), divided into four hundred and twenty-nine million one hundred thousand six hundred seventeen (429,100,617) shares without nominal value.

       A deed of record of the twenty eight of June two thousand and one evidenced that the share capital had been increased by euro eighty-three thousand seven hundred and seventy-six (83,776 (euro)) by the subscription of one hundred and eight thousand eight hundred (108,800) new ordinary shares, fully paid up in cash, such that the share capital then stood at euro three hundred and thirty million seven hundred and fifty-three thousand one hundred thirty-five and nine cents (330,753,135.09 (euro)), divided into four hundred and twenty-nine million two hundred and nine thousand four hundred seventeen (429,209,417) shares without nominal value.

       A deed of record of the thirtieth of July two thousand and one evidenced that the share capital had been increased by euro fourteen thousand four hundred seventy-six (14,476 (euro)) by the subscription of eighteen thousand eight hundred (18,800) new ordinary shares, fully paid up in cash, such that the share capital then stood at euro three hundred and thirty million seven hundred and sixty-seven thousand six hundred and eleven and nine cents (330,767,611.09
(euro)), divided into four hundred and twenty-nine million two hundred twenty-eight thousand and two hundred seventeen (429,228,217) shares without nominal value.

       A deed of record of the thirtieth of August two thousand and one evidenced that the share capital had been increased by euro eleven thousand eighty-eight (11,088 (euro)) by the subscription of fourteen thousand four hundred (14,400) new ordinary shares, fully paid up in cash, such that the share capital then stood at euro three hundred and thirty million seven hundred and seventy-eight thousand six hundred ninety-nine and nine cents (330,778,699.09
(euro)), divided into four hundred and twenty-nine million two hundred forty-two thousand and six hundred seventeen (429,242,617) shares without nominal value.

       A deed of record of the twenty-eight of September two thousand and one evidenced that the share capital had been increased by euro three hundred and twenty-four thousand and sixteen (324,016(euro)) by the subscription of four hundred twenty thousand eight hundred (420,800) new ordinary shares, fully paid up in cash, such that the share capital then stood at euro three hundred and thirty-one million one hundred and two thousand seven hundred fifteen and nine cents (331,102,715.09 (euro)), divided into four hundred and twenty-nine million six hundred sixty-three thousand and four hundred seventeen (429,636,417) shares without nominal value.

       A deed of record of the thirtieth of October two thousand and one evidenced that the share capital had been increased by euro two hundred eighty-seven thousand and fifty-six (287056 (euro)) by the subscription of three hundred seventy-two eight hundred (372,800) new ordinary shares, fully paid up in cash, such that the share capital then stood at euro three hundred and thirty-one million three hundred eighty-nine thousand seven hundred seventy-one and nine cents (331,389,771.09 (euro)), divided into four hundred thirty million thirty-six thousand two hundred seventeen (430,036,217) shares without nominal value.

       A deed of record of the twenty-ninth of November two thousand and one evidenced that the share capital had been increased by euro fifty-eight thousand and sixty-nine and fifty-five cents (58,069.55 (euro)) by the subscription of seventy-five thousand four hundred fifteen (75,415) new ordinary shares, fully paid up in cash, such that the share capital then stood at euro three hundred and thirty-one million four hundred forty-seven thousand eight hundred forty and sixty-four cents

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


(331,447,840.64(euro)), divided into four hundred thirty million one hundred and eleven thousand six hundred thirty-two (430,111,632) shares without nominal value.

       A deed of record of the twenty-ninth of November two thousand and one evidenced that the share capital had been increased by euro three hundred forty thousand nine hundred fifty-six (340,956 (euro)) by the subscription of four hundred forty two thousand eight hundred (442,800) new ordinary shares, fully paid up in cash, such that the share capital then stood at euro three hundred and thirty-one million seven hundred eighty-eight thousand seven hundred ninety-six and sixty-four cents (331,788,796.64(euro)), divided into four hundred thirty million five hundred fifty-four thousand four hundred thirty-two (430,554,432) shares without nominal value.

       A deed of record of the  nineteenth  of  December  two  thousand  and one evidenced that the share capital had been increased by euro one hundred thirty-eight thousand eight hundred fifty-four and ten cents (138,854.10 (euro)) by the subscription of one hundred eighty thousand three hundred thirty (180,330) new ordinary shares, fully paid up in cash, such that the share capital then stood at euro three hundred and thirty-one million nine hundred twenty-seven thousand six hundred fifty and seventy-four cents (331,927,650.74
(euro)), divided into four hundred thirty million seven hundred thirty-four thousand seven hundred sixty-two (430,734,762) shares without nominal value.

       A deed of record of the nineteenth of December two thousand and one evidenced that the share capital had been increased by euro three hundred and one thousand two hundred twenty- four (301,224 (euro)) by the subscription of three hundred ninety-one thousand two hundred (391,200) new ordinary shares, fully paid up in cash, such that the share capital then stood at euro three hundred and thirty-two million two hundred twenty-eight thousand eight hundred and seventy-four and seventy-four cents (332,228,874.74 (euro)), divided into four hundred thirty-one million one hundred twenty-five thousand nine hundred and sixty-two (431,125,962) shares without nominal value.

       A deed of record of the twenty-seventh of March two thousand and two evidenced that the share capital had been increased by euro ninety-six and twenty-five cents (96.25 (euro)) by the subscription of one hundred and twenty-five (125) new ordinary shares, fully paid up in cash, such that the share capital then stood at euro three hundred and thirty-two million two hundred and twenty-eight thousand nine hundred seventy and ninety-nine cents (332,228,970.99 (euro)), divided into four hundred thirty-one million one hundred and twenty-six thousand eighty-seven (431,126,087) shares without nominal value.

       A deed of record of the twenty-seventh of March two thousand and two evidenced that the share capital had been increased by euro fifty-three thousand nine hundred (53,900 (euro)) by the subscription of seventy thousand (70,000) new ordinary shares, fully paid up in cash, such that the share capital then stood at euro three hundred and thirty-two million two hundred eighty-two thousand eight hundred and seventy and ninety-nine cents (332,282,870.99
(euro)), divided into four hundred thirty-one million one hundred and ninety-six thousand eighty-seven (431,196,087) shares without nominal value.

       A deed of record of the thirteenth of June two thousand and two evidenced that the share capital had been increased by euro one hundred and thirty-two thousand one hundred and thirty-two (132,132 (euro)) by the subscription of one hundred and seventy-one thousand six hundred (171,600) new ordinary shares, fully paid up in cash, such that the share capital then stood at euro three hundred and thirty-two million four hundred and fifteen thousand and two and ninety-nine

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


cents (332,415,002.99  (euro)), divided into four hundred and thirty-one million
three   hundred  and   seventy-six   thousand   six  hundred  and   eighty-seven
(431,367,687) shares without nominal value.

       A deed of record of the second of July two thousand and two evidenced that the share capital had been increased by euro eighty-five thousand and eight (85,008 (euro)) by the subscription of one hundred and ten thousand four hundred (110,400) new ordinary shares, fully paid up in cash, such that the share capital then stood at euro three hundred and thirty-two million five hundred thousand and ten and ninety-nine cents (332,500,010.99 (euro)), divided into four hundred and thirty-one million four hundred and seventy-eight thousand eighty-seven (431,478,087) shares without nominal value.

       A deed of record of the first of October two thousand and two evidenced that the share capital had been increased by euro seventy-four thousand five hundred and thirty-six (74,536 (euro)) by the subscription of ninety-six thousand eight hundred (96,800) new ordinary shares, fully paid up in cash, such that the share capital then stood at euro three hundred and thirty-two million five hundred and seventy-four thousand five hundred and forty-six and ninety-nine cents (332,574,546.99 (euro)), divided into four hundred and thirty-one million five hundred and seventy-four thousand eight hundred and eighty-seven (431,574,887) shares without nominal value.

       A deed of record of the sixth of November two thousand and two evidenced that the share capital had been increased by euro nine thousand two hundred and forty (9,240 (euro)) by the subscription of twelve thousand (12,000) new ordinary shares, fully paid up in cash, such that the share capital then stood at euro three hundred and thirty-two million five hundred and eighty-three thousand seven hundred and eighty-six and ninety-nine cents (332,583,786.99
(euro)), divided into four hundred and thirty-one million five hundred and eighty-fix thousand eight hundred and eighty-seven (431,586,887) shares without nominal value.

       A deed of record of the twenty-eighth of November two thousand and two evidenced that the share capital had been increased by euro forty-three thousand eight hundred and nine and fifteen cents (43,809.15 (euro)) by the subscription of fifty-six thousand eight hundred and ninety-five (56,895) new ordinary shares, fully paid up in cash, such that the share capital then stood at euro three hundred and thirty-two million six hundred and twenty-seven thousand five hundred and ninety-six and fourteen cents (332,627,596.14 (euro)), divided into four hundred and thirty-one million six hundred and forty-three thousand seven hundred and eighty-two (431,643,782) shares without nominal value.

       A deed of record of the sixth of June two thousand and three evidenced that the share capital had been increased by euro fifty-seven thousand nine hundred and four (57,904 (euro)) by the subscription of seventy-five thousand two hundred (75,200) new ordinary shares, fully paid up in cash, such that the share capital then stood at euro three hundred and thirty-two million six hundred and eighty-five thousand five hundred and fourteen cents (332,685,500.14
(euro)), divided into four hundred and thirty-one million seven hundred and eighteen thousand nine hundred and eighty-two (431,718,982) shares without nominal value.

       A deed of record of the twenty-ninth of October two thousand and three evidenced that the share capital had been increased by euro sixty-eight thousand three hundred and seventy-six (68,376 (euro)) by the subscription of eighty-eight thousand eight hundred (88,800) new ordinary shares, fully paid up in cash, such that the share capital then stood at euro three hundred and thirty-two million seven hundred and fifty-three thousand eight hundred and seventy-six and

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


fourteen cents (332,753,876.14 (euro)), divided into four hundred and thirty-one
million  eight  hundred  and  seven   thousand   seven  hundred  and  eighty-two
(431,807,782) shares without nominal value.

       A deed of record of the twenty-fifth of November two thousand and three evidenced that the share capital had been increased by euro ninety-nine thousand seven hundred and ninety-two (99,792 (euro)) by the subscription of one hundred and twenty-nine thousand six hundred (129,600) new ordinary shares, fully paid up in cash, such that the share capital then stood at euro three hundred and thirty-two million eight hundred and fifty-three thousand six hundred and sixty-eight and fourteen cents (332,853,668.14 (euro)), divided into four hundred and thirty-one million nine hundred and thirty-seven thousand three hundred and eighty-two (431,937,382) shares without nominal value.

       A deed of record of the twenty-second of December two thousand and three evidenced that the share capital had been increased by euro forty-six thousand eight hundred and sixteen (46,816 (euro)) by the subscription of sixty thousand eight hundred (60,800) new ordinary shares, fully paid up in cash, such that the share capital then stood at three hundred and thirty-two million nine hundred thousand four hundred and eighty-four euro and fourteen cents (332,900,484.14
(euro)), divided into four hundred and thirty-one million nine hundred and ninety-eight thousand one hundred and eighty-two (431,998,182) shares without nominal value.

       A deed of record of the twenty-eighth of January two thousand and four evidenced that the share capital had been increased by euro seventy-seven thousand (77,000 (euro)) by the subscription of one hundred thousand (100,000) new ordinary shares, fully paid up in cash, such that the share capital then stood at three hundred and thirty-two million nine hundred and seventy-seven thousand four hundred and eighty-four euro and fourteen cents (332,977,484.14
(euro)), divided into four hundred and thirty-two million ninety-eight thousand one hundred and eighty-two (432,098,182) shares without nominal value.

       A deed of record of the twenty-seventh of April two thousand and four evidenced that the share capital had been increased by euro two hundred nineteen thousand two hundred ninety-six (219,296 (euro)) by the subscription of two hundred and eighty-four thousand eight hundred (284,800) new ordinary shares, fully paid up in cash, such that the share capital then stood at three hundred and thirty-three million one hundred and ninety-six thousand seven hundred and eighty euro and fourteen cents (333,196,780.14 (euro)), divided into four hundred and thirty-two million three hundred and eighty-two thousand nine hundred and eighty-two (432,382,982) shares without nominal value.

       A deed of record of the ninth of June two thousand and four evidenced that the share capital had been increased by euro eight hundred sixty-two thousand five hundred and thirty-six euro and twenty-nine cents (862,536.29
(euro)) by the subscription of one million one hundred and twenty thousand one hundred and seventy-seven (1,120,177) new ordinary shares, fully paid up in cash, such that the share capital then stood at three hundred and thirty-four million fifty-nine thousand three hundred and sixteen euro and forty-three cents (334,059,316.43), divided into four hundred and thirty-three million five hundred and three thousand one hundred and fifty-nine (433,503,159) shares without nominal value.

       A deed of record of the thirtieth of June two thousand and four evidenced that the share capital had been increased by euro eleven thousand eighty-eight (11,088 (euro)) by the subscription of fourteen thousand four hundred (14,400) new ordinary shares, fully paid up in cash, such that the share capital then stood at three hundred and thirty-four million seventy thousand four hundred

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


and four euro and forty-three cents (334,070,404.43 (euro)), divided into four hundred and thirty-three million five hundred and seventeen thousand five hundred and fifty-nine (433,517,559) shares without nominal value.

       A deed of record of the twenty-seventh of August two thousand and four evidenced that the share capital had been increased by euro one hundred and nine million one hundred and eighteen thousand two hundred and forty (109,118,240
(euro)) by a contribution in kind and by the subscription of one hundred and forty-one million seven hundred and twelve thousand (141,712,000) new ordinary shares, fully paid up, such that the share capital has been brought to four hundred and thirty-three million one hundred and eighty-eight thousand six hundred and forty-four euro and forty-three cents (433,188,644.43 (euro)), divided into five hundred and seventy-five million two hundred and twenty-nine thousand five hundred and fifty-nine (575,229,559) shares without nominal value.


                      CHAPTER VIII. - BONDHOLDERS' MEETINGS
                      -------------------------------------


       ARTICLE 38.

       General Meetings of bondholders shall be held in accordance with the provisions of Articles 568 ff. of the Companies Code.

       The Office for General Meetings of bondholders shall be composed as provided for in Article 27 of these Articles.


                              TRANSITORY PROVISIONS
                              ---------------------


       ARTICLE 39. -             EXCHANGE OF PRINTED BEARER SECURITIES
                                 -------------------------------------

       Holders of single or collective bearer securities printed before such time as the shares of the company are admitted to the official listing of a stock exchange may only be allocated new printed bearer securities at the company's expense if they are securities in denominations identical to or higher than those of the former printed bearer securities, after the multiplication of such denomination by four hundred to take into account the splits decided by the Shareholders' Meeting of the twenty-fourth of June nineteen hundred and ninety-nine and by the Shareholders' Meeting of the thirty-first of October two thousand respectively. Any exchange of former printed bearer securities for new printed securities in denominations lower than those of the former original securities, multiplied by four hundred as provided for above, shall be made at the owner's expense.

       The delivery of new printed securities in exchange for original printed securities, or pursuant to the conversion of existing registered securities into bearer securities before the sixty-day period mentioned in Article 41, shall only take place at the end of the said sixty-day period, except for the existing shares mentioned sub (ii) in Article 41 insofar as they are offered for sale or lent to the banks intervening in the transaction. The same shall apply to the delivery of new printed securities

                                    SA/INBEV
GRAND'PLACE 1- 1000 BRUSSELS
R.L.E 0417497106 - VAT BE 417.497.106
CONSOLIDATED ARTICLES AS OF 27 AUGUST 2004


representing new shares which may be issued during this period pursuant to the exercise of subscription rights issued by the company.

       In any event, the delivery of new printed securities representing securities referred to in the previous paragraph shall take place at the earliest when, within the time periods indicated in the issue prospectus, the new printed securities, representing the new shares issued by the company and offered for subscription simultaneously with the admission to the official listing or admission to negotiation mentioned in Article 41, are available.

       ARTICLE 40. -             DISCLOSURE OF SIGNIFICANT SHAREHOLDINGS
                                 ---------------------------------------

       Cancelled.

       ARTICLE 41. -             TEMPORARY NON-TRANSFERABILITY OF CERTAIN SHARES
                                 -----------------------------------------------

       In case of admission of shares of the company to the official listing of a stock exchange or their admission to negotiation on any other regulated market, the sole shares which the shareholders shall be authorised to transfer, on the stock exchange or the relevant market, during a sixty-day period starting as from the day that transactions on the shares of the company are included for the first time in the listing of the stock exchange or relevant market, are (i) the new shares issued by the company and offered for subscription simultaneously with the admission and (ii) the existing shares offered for sale, as the case may be, as part of the same transaction or which are lent by their owner to the banks intervening in the transaction in order to allow them to proceed, as the case may be, to an over-allotment.

       The remaining existing shares, except the existing shares mentioned under sub (ii) hereabove insofar as they are offered for sale or lent to banks intervening in the transaction, may not be transferred, including on the stock exchange or on the regulated market, during this sixty-day period. The same applies to all new shares which may be issued during this period pursuant to the exercise of subscription rights issued by the company, without prejudice to more restrictive conditions that may be provided for by the issuing conditions of such subscription rights or by any agreement between the owner and the company or one of its affiliates.

       The Board of Directors may, in the interests of the company, resolve to lift the above-mentioned transfer restriction, even if only for a portion of these shares.

       Should the company, if applicable, request for technical reasons the admission to official listing or admission to negotiation of such shares as from the beginning of the above-mentioned sixty-day period and should this request be granted by the stock exchange or the relevant market respectively, this shall not constitute an exemption from the transfer restriction mentioned hereabove.


                         CERTIFIED AS TRUE CONSOLIDATION


                                  BENOIT LOORE

                                  AD HOC PROXY